EXHIBIT 16.1

Sherb & Co. LLP
805 Third Avenue
New York, New York 10028

June 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4 of Current Report on Form 8-K/A of Bancorp International Group, Inc.(Commission File No. 000-30544) dated June 8, 2006 and are in agreement with the statements contained therein as they related to Sherb & Co. LLP, including our dismissal as the independent accountants of Bancorp International Group, Inc.

Sincerely,

/s/ SHERB & CO. LLP

Sherb & Co. LLP